UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2016

FIRST SAVINGS FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

(812) 283-0724

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2016, Samuel E. Eckart notified First Savings Financial Group, Inc. (the “Company”) and its wholly-owned subsidiary, First Savings Bank (the “Bank’), of his intention to retire as Executive Vice President of the Company and Area President of the Bank effective December 31, 2016. Mr. Eckart is a “named executive officer” (as that term is defined in Item 402 of SEC Regulation S-K) of the Company.

Mr. Eckart serves as a director of both the Company and the Bank. In accordance with the terms of his employment agreement with the Company and the Bank, Mr. Eckart, the Company and the Bank have agreed that his resignation as the Company’s Executive Vice President and the Bank’s Area President effective December 31, 2016 shall not be deemed to constitute his resignation as a director of the Company and the Bank. Mr. Eckart’s current term as a director of the Company and the Bank expires in 2018.

A copy of the Company’s press release announcing Mr. Eckart’s impending retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 14, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

Date: December 14, 2016	By:	/s/ Anthony A. Schoen
Anthony A. Schoen
Chief Financial Officer